                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Discount Auto Parts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           (Discount Auto Parts Logo)

                                                                 August 22, 2000

Dear Stockholder:

     On behalf of the Board of Directors and all the team members of Discount Auto Parts, Inc., I am pleased to invite you to the Annual Meeting of Stockholders of Discount Auto Parts, Inc., which will be held at the Orange County Convention Center, 9800 International Drive, Orlando, Florida at 10:30 A.M., local time, on Wednesday, October 11, 2000. I hope you will be able to join us to review the year and the progress of your company.

     The items of business to be acted on during the meeting are listed in the Notice of Annual Meeting of Stockholders and are described more fully in the Proxy Statement. In addition, the formal business of the meeting will include a report on operations followed by a question and discussion period.

     TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED, I URGE YOU TO VOTE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE WHICH IS PROVIDED, WHETHER OR NOT YOU EXPECT TO BE PRESENT. YOU MAY, OF COURSE, ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

     I look forward to seeing you at the meeting, and on behalf of the Board of Directors and team members of Discount Auto Parts, Inc., I want to thank you for your continued support and confidence in us.

                                          Sincerely,

                                          /s/ Peter J. Fontaine
                                          PETER J. FONTAINE
                                          Chairman of the Board and
                                          Chief Executive Officer

                           (Discount Auto Parts Logo)

                           DISCOUNT AUTO PARTS, INC.
                            4900 FRONTAGE ROAD SOUTH
                            LAKELAND, FLORIDA 33815

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 11, 2000

To The Stockholders Of
Discount Auto Parts, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Discount Auto Parts, Inc. will be held on Wednesday, the 11th day of October, 2000, at 10:30 A.M., local time, at the Orange County Convention Center, 9800 International Drive, Orlando, Florida for the following purposes:

          1. To vote upon a proposal to decrease the number of members of the Board of Directors of the Company;

          2. To elect one Class II director to serve for a three-year term;

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on August 14, 2000 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Stockholders are requested to vote, date, sign and mail the enclosed proxy promptly in the enclosed addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy.

                                          By Order of the Board of Directors,

                                          /s/ C. Michael Moore
                                          -----------------------------------
                                          C. MICHAEL MOORE
                                          Secretary

August 22, 2000

                           (Discount Auto Parts Logo)

                           DISCOUNT AUTO PARTS, INC.
                            4900 FRONTAGE ROAD SOUTH
                            LAKELAND, FLORIDA 33815

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of                                           August 22, 2000
Discount Auto Parts, Inc.:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Discount Auto Parts, Inc. (the "Company"), from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be used at the Annual Meeting of Stockholders and at any adjournments thereof. This meeting will be held at 10:30 A.M., local time, on Wednesday, October 11, 2000, at the Orange County Convention Center, 9800 International Drive, Orlando, Florida.

     Any proxy given pursuant to this solicitation may be revoked by notice in writing to the Secretary prior to the voting, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting the shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof. The giving of the proxy does not affect the right to vote in person should the stockholder attend the meeting.

     The entire cost of preparing and mailing the proxy material will be borne by the Company. Solicitation of proxies will be made by mail, personally, or by telephone or telegraph, by officers, directors and regular employees of the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, whether you plan to attend or not, you are urged regardless of the number of shares of stock owned, to vote, date, sign and return the enclosed proxy promptly.

     The approximate date on which this proxy is to be mailed to stockholders is August 30, 2000.

     Shares of Common Stock are the only outstanding voting securities of the Company.

     The Board of Directors, in accordance with the bylaws, has fixed the close of business on August 14, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 16,700,449 shares of Common Stock, each of which is entitled to one vote. All votes will be tabulated by employees of ChaseMellon Shareholder Services, the Company's transfer agent for the Common Stock. An employee of ChaseMellon Shareholder Services and an employee of the Company are expected to serve as the inspectors of election. Abstentions and broker non-votes are each included in the determination of the number of shares present but are not counted on any matters brought before the meeting.

1. PROPOSAL TO DECREASE THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY -- ITEM ONE ON YOUR PROXY CARD

     The Company's Amended and Restated Articles of Incorporation provide that the size of the Board of Directors shall consist of three to nine members, the exact number of directors to be fixed from time to time as provided in the bylaws of the Company. The Amended and Restated Bylaws of the Company provide that the number of directors shall be fixed by the stockholders at any annual or special meeting. The number of directors has previously been fixed at six, of which two are Class I directors, two are Class II directors and two are Class III directors.

     The Board of Directors believes it to be in the best interest of the Company and the stockholders to reduce the number of members of the Board of Directors from six members to five members. In this respect, the Board of Directors has recommended that there be only one Class II director seat and that the size of the Board of Directors be reduced from six members to five members (two Class I directors, one Class II director and two Class III directors).

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the reduction of the number of members of the Board of Directors from six members to five members.

2.  ELECTION OF DIRECTORS -- ITEM TWO ON YOUR PROXY CARD

     The current terms of the three classes of directors expire in 2000 (Class II directors), 2001 (Class III directors), and 2002 (Class I directors). Directors are generally elected for three-year terms.

     One director (the Class II director) is to be elected at the 2000 Annual Meeting. The Board of Directors has nominated the following person to stand for election at the 2000 Annual Meeting for the Class II director seat (term expiring in 2002):

                                  E.E. Wardlow

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed, to vote such proxy "FOR" the election of E.E. Wardlow as a Class II director of the Company, to serve for the term described above. The nominee that receives a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the Class II director.

     The proposed nominee for election as a director is willing to be elected as such. If, as a result of circumstances not now known or foreseen, the nominee shall be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other person as the Board of Directors may select. The Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve.

     The following sets forth information as to the nominee for election at this meeting and each Director continuing in office, including his age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies and period of service as a Director of Discount Auto Parts.

  Nominee for election at this meeting to a term expiring in 2003:

     E. E. Wardlow, 78. Mr. Wardlow was President and Chief Operating Officer of Kmart Corporation from 1972 until his retirement in 1981 after 44 years of service with Kmart Corporation. Over the past eleven years, Mr. Wardlow has provided limited consulting services to the Company.

     Director since 1992.

  Directors whose present terms continue until 2001:

     Peter J. Fontaine, 46, Chairman and Chief Executive Officer of the Company. Mr. Fontaine has been with the Company since March 1975, serving since 1978 in various managerial and executive capacities. Mr. Fontaine was elected Secretary and Treasurer in 1979, Executive Vice President -- Operations in 1992,

Chief Operating Officer in 1993 and President, Chief Executive Officer and Chairman of the Board in July 1994. Effective February 1, 1997, Mr. Fontaine stepped down from his position as President of the Company but continued in his positions of Chief Executive Officer and Chairman of the Board of the Company. Mr. Fontaine is also currently a director of Vision Twenty-One, Inc.

     Director since 1978.

     William C. Perkins, 43, President and Chief Operating Officer of the Company. Mr. Perkins has been with the Company since June 1983, serving in various managerial capacities and executive capacities since 1989. He currently holds the positions of President and Chief Operating Officer, offices to which he was elected effective February 1, 1997. Mr. Perkins had previously served as Controller and Chief Accounting Officer from 1989 to 1992, Chief Financial Officer from 1992 until 1996 and Executive Vice President-Operations and Secretary from 1994 until 1997.

     Director since 1994.

  Directors whose present terms continue until 2002:

     Charles W. Webster, Jr., 54. In August 2000 Mr. Webster became President of Leadership Centers USA, Inc., a business consulting firm that provides advice to chief executive officers and other senior executives as a licensee of The Executive Committee, an international organization of chief executive officers. Since March 1995, Mr. Webster has also been President of Strategic Advantage, Inc., another business consulting firm. Prior to founding Strategic Advantage, Inc., Mr. Webster was an independent management consultant for 7 years. Since 1988, Mr. Webster has provided limited consulting services to the Company on behalf of and through an affiliation with The Executive Committee, either directly, through Strategic Advantage, Inc., or through Leadership Centers USA, Inc.

     Director since 1999.

     David P. Walling, 69. Prior to 1990, Mr. Walling was employed by Kmart for over 32 years in various managerial and executive capacities. Mr. Walling served as Vice President, General Controller of Kmart Corporation from 1976 until 1980. From 1980 until 1988, Mr. Walling served as Vice President -Corporate Accounting and Reporting and from 1988 until his retirement in 1989 he served as Vice President -- Accounting/Administration. Since 1990, David P. Walling has provided limited consulting services to the Company.

     Director since 1996.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors held four meetings during fiscal 2000. Each of the incumbent Directors attended at least 75% of all meetings of the Board and each committee of which he was a member.

     The Board of Directors has a standing Audit Committee and a standing Compensation and Benefits Committee (the "Compensation Committee"); it does not have a Nominating Committee. The Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for positions on the Board of Directors in accordance with the procedures set forth in the Amended and Restated Articles of Incorporation of the Company. See
 -- "Stockholder Proposals For Presentation At The 2001 Annual Meeting" for further information.

     The members of the Audit Committee are E. E. Wardlow, Charles W. Webster, Jr., and David P. Walling. The Audit Committee held three meetings during fiscal 2000. The Audit Committee recommends the appointment, subject to approval by the Board of Directors, of the Company's independent auditors. The Committee also reviews the accounting principles and the financial reporting practices adopted by management, the non-audit services performed by the independent auditors, the scope of the audits performed by the independent auditors, and the findings and recommendations of the independent auditors and approves the fees paid to the independent auditors.

     The members of the Compensation Committee are E. E. Wardlow, Charles W. Webster, Jr. and David P. Walling. The Compensation Committee held two meetings during fiscal 2000. The Compensation Committee reviews and recommends to the Board of Directors the compensation of officers of the Company, examines periodically the compensation structure of the Company and administers the Company's 1992 Stock Option Plan, the Company's 1992 Team Members Stock Purchase Plan, the Company's Amended and Restated 1995 Stock Option Plan and certain aspects of the Company's Supplemental Executive Profit Sharing Plan along with other employee compensation and benefit programs.

COMPENSATION OF OUTSIDE DIRECTORS

     Directors who are not employees received a fee of $2,500 for each regularly scheduled meeting attended plus reimbursement for reasonable out-of-pocket expenses to attend meetings of the Board of Directors and its committees. Such directors are also paid a $2,500 fee for certain special meetings, depending on the duration of such meetings. In addition, non-employee directors are entitled to receive 1,000 stock options on an annual basis under the Discount Auto Parts, Inc. Non-Employee Directors' Stock Option Plan. In fiscal 2000, each non-employee director was granted options to purchase 1,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in 25% percent increments on each subsequent anniversary of the date of grant.

     No director who is an employee of the Company will receive separate compensation for services rendered as a director.

        INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. Matters pertaining to the auditing of the Company's financial condition and results of operations are referred to the Company's Board of Directors and its Audit Committee.

     It is expected that the Company's independent certified public accountants for fiscal 2001 will be confirmed by the Board of Directors during the fiscal year.

                                 OTHER BUSINESS

     The Company does not expect any other matters to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

                         COMPENSATION COMMITTEE REPORT

To: The Board of Directors

     As members of the Compensation and Benefits Committee (the "Compensation Committee"), it is our duty to administer the Company's various incentive plans, including its stock option plans, its stock purchase plan and its annual bonus plans. In addition, we review compensation levels of the executive officers, evaluate the performance of the executive officers, make recommendations to the Board of Directors with respect to the Company's executive compensation policies, and deal with related matters. In evaluating the performance of executive officers, we consult with the Chief Executive Officer and the President, except when evaluating their respective performance, in which case we meet independently. The Compensation Committee will review with the Board of Directors in detail all aspects of compensation for the executive officers. The Compensation Committee is composed of three outside directors.

     The Compensation Committee has access to independent compensation data and may, from time to time in the future, consult with an outside compensation consultant.

     The Company's compensation policy for executive officers, which is endorsed by the Compensation Committee, is designed to support the overall objective of enhancing value for stockholders by attracting, developing, rewarding and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and insuring compensation levels that are, in general, externally competitive and internally equitable.

     The key elements of the Company's executive officers' compensation in fiscal 2000 consisted principally of (1) base salary, (2) potential bonuses based on overall Company performance for the Chief Executive Officer, the President, the Chief Financial Officer, and certain of the other vice presidents and based in part on overall Company performance and in part on specific performance criteria keyed to areas of responsibility for each of the other executive officers and (3) the award of stock options under the 1992 Stock Option Plan and/or the Amended and Restated 1995 Stock Option Plan which is designed to give certain of the officers and other team members the opportunity to be awarded long-term, stock-based incentives.

     The Compensation Committee's policies with respect to each of these elements are discussed below, including the basis for the compensation awarded in fiscal 2000 to Peter J. Fontaine, the Company's Chief Executive Officer and to William C. Perkins, the Company's President. In addition, although the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

  Base Salary

     Each officer's base salary is reviewed annually. The specific base salaries are based upon the subjective determination by the Chief Executive Officer and the President of appropriate salary levels, taking into consideration the scope of responsibility, experience, Company and individual performance, as well as pay practices of other companies relating to executives with similar responsibility. The Chief Executive Officer and the President then make recommendations to the Compensation Committee, which is responsible for approving or disapproving those recommendations.

     With respect to the base salary of Peter J. Fontaine in fiscal 2000, consideration was given to a comparison of base salaries of persons with comparable positions and responsibilities in peer companies and an assessment of the individual performances of Mr. Fontaine. Mr. Fontaine was initially granted a base salary of $192,400 for fiscal 2000, which was unchanged from his base salary for fiscal 1999. The level nature of the base salary was reflective of the desire to reward improved overall performance of the Company and the perceived contribution of Peter J. Fontaine to this improved performance through the annual bonus rather than by increasing base salary. Effective July 8, 1999, however, Mr. Fontaine, in consultation with the Compensation Committee, elected to eliminate any base salary and to be compensated solely through the annual bonus.

     With respect to the base salary of William C. Perkins in fiscal 2000, consideration was given to a comparison of base salaries of persons with comparable positions and responsibilities in peer companies and an assessment of the individual performance of Mr. Perkins. Mr. Perkins was granted a base salary of $192,400 for fiscal 2000 which was unchanged from his base salary for fiscal 1999. The level nature of the base salary was reflective of the desire to reward improved overall performance of the Company and the perceived contribution of William C. Perkins to this improved performance through the annual bonus rather than by increasing base salary.

  Annual Bonus Program

     Under the Company's annual bonus plans, incentive compensation is somewhat discretionary but through objective overall performance criteria established under the plans, is expected to be paid based on current year's performance. The fiscal year 2000 annual bonus plans for the Chief Executive Officer, the President, the Chief Financial Officer and certain of the vice presidents were directly tied to pre-tax income and were earned based in part on the ability of the Company to achieve a preestablished goal for comparable store sales growth, in part on the ability of the Company to achieve a preestablished goal for operating earnings growth and, with respect to the Chief Financial Officer and certain of the vice presidents, in part on such executive officers meeting certain other performance goals such as gross profit margin and team member retention. Under the bonus program in fiscal 2000 for the particular executive officers who held these positions during fiscal 2000, determinations as to payment of bonuses were made quarterly. The base bonus for each of the Chief Executive Officer and the President was 1% of the Company's pre-tax earnings, and for the Chief Financial Officer was .25% of the Company's pre-tax earnings. Under the bonus program for these three executive officers, the amount of the base bonus is adjusted downward if and to the extent the goals are not achieved and is increased if and to the extent the goals are exceeded. In fiscal 2000, the goal for comparable store sales increase was 10% and the goal for operating earnings growth was 25%.

     The fiscal year 2000 annual bonus plan for the other executive officers was based in part on pre-tax income and comparable store sales growth and in part on such executive officer meeting (1) certain other overall performance goals such as gross profit margin, team member retention and controllable expense percentages and (2) other personal performance goals. The applicable percentage of pre-tax earnings target for the other executive officers and the performance criteria for the executive officers who had other performance goals were developed by the President in coordination with the Chief Executive Officer of the Company, with input from the respective senior officer to whom they report and subject to approval by the Compensation Committee.

     In order to provide some flexibility, management is given the authority to amend or terminate these various bonus plans at any time.

  Long-Term Compensation

     The Compensation Committee awards stock options under the 1992 Stock Option Plan and/or the Amended and Restated 1995 Stock Option Plan to executive officers, other members of management and key individual contributors. Generally, the President together with the Chief Executive Officer will recommend the number of options to be granted and will present this number along with appropriate supporting data to the Compensation Committee for its review and approval. Options are granted at fair market value on the date of grant and therefore any value which ultimately accrues to key team members under such options is based entirely on the Company's performance, as perceived by investors who establish the price for the Company's stock. These options generally vest beginning after three years and then over a four year period and have a 10 year duration.

     Stock option grants are designed to retain key team members, including executive officers, and to provide an incentive for key team members to improve the return to stockholders. In fiscal 2000, the Compensation Committee awarded stock options to Mr. Perkins, Mr. Moore, Mr. Bottino, Mr. Viele, Mr. Joiner, Mr. Merk and Mr. Harrah. The grants were based on their respective responsibilities, their relative positions in the Company and their respective contributions to the Company's financial performance. Although stock options were issued to other key team members as well, no stock options were awarded to Mr. Fontaine during fiscal 2000.

  Other

     The Committee believes that linking executive compensation to corporate performance through a more significant emphasis on performance bonuses results in a better alignment of compensation with corporate goals and stockholder interest. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2000 adequately reflect the Company's compensation goals and policies.

     No member of the Compensation Committee is a former or current officer of the Company.

          COMPENSATION COMMITTEE:

              E. E. Wardlow
              David P. Walling
              Charles W. Webster, Jr.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Standard & Poor's 500 Index and an Automotive Peer Group.(1) Cumulative total return for each of the periods shown in the Performance Graph is measured assuming an initial investment of $100 on May 30, 1995, and the reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                                [GRAPH OMITTED]


                           May 30, 1995   May 28, 1996   June 3, 1997   June 2, 1998   June 1, 1999   May 30, 2000
                           ------------   ------------   ------------   ------------   ------------   ------------

DISCOUNT AUTO PARTS, INC.      100.00         96.28           68.84         91.86          89.30          36.05
S&P 500 INDEX                  100.00        128.58          166.53        218.52         312.07         334.69
AUTOMOTIVE PEER GROUP          100.00        129.73          120.34        135.79         131.96         101.28


---------------

(1) The peer group comprises publicly traded Automotive Parts Retailers which are engaged principally or in significant part in the retail sale of automotive replacement parts, maintenance items and accessories to the Do-It-Yourself consumer and which often are viewed as being in competition with the Company. The returns of each company have been weighted according to each company's respective stock market capitalization for purposes of arriving at a peer group average. The members of the peer group are AutoZone, Inc., CSK Auto Corporation, Genuine Parts Company, O'Reilly Automotive, Inc., and The Pep Boys -Manny, Moe & Jack.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's executive officers:

                                                                                         YEARS WITH
NAME                                                       POSITIONS                     THE COMPANY
----                                                       ---------                     -----------
Peter J. Fontaine.....................  Chairman of the Board, Chief Executive Officer        25
                                          and Director
William C. Perkins....................  President, Chief Operating Officer and Director       17
C. Michael Moore......................  Executive Vice President -- Finance, Chief             4
                                          Financial Officer and Secretary
Clement A. Bottino....................  Vice President -- Human Resources                     21
Michael D. Harrah.....................  Vice President -- Information Systems                  8
Thomas Merk...........................  Vice President -- Sales and Marketing                 11
David C. Viele........................  Vice President -- Purchasing                          24
Steven K. Joiner......................  Vice President -- Marketing                           17

NON-DIRECTOR EXECUTIVE OFFICERS

     C. Michael Moore, 40, joined the Company in July 1996 as Chief Financial Officer and was elected as Secretary in February 1997. Mr. Moore was elected Executive Vice President -- Finance in July 2000. Prior to joining the Company, Mr. Moore was employed by Ernst & Young LLP from December 1981 until June 1996, most recently as Senior Manager.

     Clement A. Bottino, 48, has been with the Company since July 1979, serving in various managerial capacities. Mr. Bottino served as a Division Manager from 1985 until April 1994, at which time he was elected to serve as a Vice President -- Operations. He was appointed to his current position as Vice President -- Human Resources in March 1996.

     Michael D. Harrah, 50, was appointed Vice President -- Information Systems in 1995. Prior thereto, Mr. Harrah was the Company's Director of Information Systems since October 1992. Before joining the Company, Mr. Harrah worked for Lykes Bros., Inc., for over 13 years, where he last served as Director of Data Processing.

     Thomas Merk, 50, has been with the Company since January 1989, serving in various managerial capacities. Mr. Merk served as a Division Manager from November 1993 until February 1998 at which time he became Director of Merchandising. In July 2000 he was elected to his current position, Vice President -- Sales and Marketing.

     David C. Viele, 42, has been with the Company since March 1976, serving in various distribution and purchasing capacities. Mr. Viele served as Purchasing Manager from 1988 until April 1994, at which time he was elected to his current position as Vice President -- Purchasing.

     Steven K. Joiner, 39, has been with the Company since October 1983, serving in various managerial capacities. Since 1995, Mr. Joiner has served in the position of Vice President -- Marketing. Effective August 30, 2000, Mr. Joiner will cease to be employed by the Company.

     None of the executive officers or directors are related to one another. Executive officers are elected by and serve at the discretion of the Board of Directors.

     In recent years, the Company has also benefited from the advice of two seasoned retailers who, prior to retirement, were executives with Kmart Corporation. E.E. Wardlow has provided advice and consultation on all phases of mass merchandising and discount retailing and David P. Walling has provided advice and consultation on accounting and financial matters.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides information concerning the annual compensation of each of the named executive officers of the Company, as defined under applicable Securities and Exchange Commission Rules, for services rendered to the Company in each of the Company's last three fiscal years.

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                         AWARDS(2)
                                                                       -------------
                                             ANNUAL COMPENSATION(1)     SECURITIES
                                            ------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)    BONUS(3)($)   OPTIONS(#)(4)   COMPENSATION($)(5)
---------------------------          ----   ---------    -----------   -------------   ------------------
Peter J. Fontaine..................  2000     22,200(6)    166,498            (7)             1,657
  Chief Executive Officer and        1999    192,400       190,616            (7)             2,697
  Chairman of the Board              1998    192,400       333,423            (7)             2,710
William C. Perkins.................  2000    192,400       166,498            (7)            14,199
  President and                      1999    192,400       190,616            (7)            16,270
  Chief Operating Officer            1998    192,400       333,423        50,000             13,918
C. Michael Moore...................  2000    170,000        92,353        30,000             15,722
  Executive Vice
     President -- Finance,           1999    155,000        93,926        10,000             16,076
  Chief Financial Officer and
     Secretary                       1998    143,942        81,795         1,000             11,849
Don L. Casey(8)....................  2000    145,385        56,000        25,000                 (7)
  Vice President -- Purchasing       1999         --            --            --                 --
  and Inventory Systems              1998         --            --            --                 --
Steven C. Bair(9)..................  2000    129,808        41,631        10,000                 (7)
  Vice President -- Operations       1999    104,567        73,379        10,000             15,968
                                     1998     97,500        80,198         1,000             12,352
Clement A. Bottino.................  2000    110,000        54,242        20,000             14,833
  Vice President -- Human Resources  1999     96,000        40,863         5,000             15,895
                                     1998     97,500        49,034         1,000             11,903

---------------

(1) Other Annual Compensation, other than salary and bonuses, was not paid or did not exceed the minimum amounts required to be reported pursuant to Securities and Exchange Commission Rules.
(2) The Company does not offer any Restricted Stock Awards, SAR or other LTIP programs.
(3) Amounts in this column include bonuses earned under the annual management incentive plan which is keyed to the Company's performance. Amounts earned with respect to a particular fiscal year are accrued as expenses in such fiscal year.
(4) This category reflects stock options pursuant to the Company's 1992 Stock Option Plan and Amended and Restated 1995 Stock Option Plan.
(5) For fiscal 2000 includes (1) contributions by the Company to the Team Member's Section 401(k) Plan for each of Messrs. Fontaine, Perkins, Moore, and Bottino, and (2) accruals to the Company's Supplemental Employee Profit Sharing Plan for Messrs. Perkins, Moore, and Bottino.
(6) Effective July 8, 1999, Mr. Fontaine's annual base salary was reduced to $0.
(7) Not applicable. No compensation of this type received.
(8) Mr. Casey began his employment with the Company in May 1999 as Vice President -- Purchasing and Inventory Systems. Effective July 14, 2000, Mr. Casey ceased to be employed by the Company.
(9) Effective March 1, 2000, Mr. Bair ceased to be employed by the Company.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     The Company has entered into Change of Control Employment Agreements with certain of its executive officers, including Messrs. Perkins, Moore and Bottino. The purpose of the Change of Control Employment

Agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change of control of the Company. The agreements provide that upon a change of control of the Company, as that term is defined in the agreements and summarized below, each officer is entitled to certain benefits (the "Severance Benefits") upon the subsequent termination or constructive termination of his employment that occurs during a specified period following the change of control, unless such termination (A) is by the officer for other than good reason (as defined in the agreements) prior to one year following the change of control or (B) is by the Company for cause.

     The extent of the Severance Benefits and the manner in which they are paid are dependent on the position and tenure of the executive officer (which determines the applicable employment period) and why the executive officer's employment was terminated. The applicable employment period for Mr. Perkins is set at thirty-six months, the applicable employment period for Mr. Moore is set at twenty-four months and the applicable employment period for each of the other covered executive officers is determined based on a formula which gives specified credit for the executive's position with the Company and separate credit for the executive's tenure with the Company.

     If termination is a result of a disability occurring after the change in control, the executive's base salary and benefits continue through the balance of the applicable employment period. If the termination is by the Company without cause (as defined therein) or by the executive either for good reason or after the one year anniversary of the change of control or as a result of the executive's death, the executive officer is entitled to a lump sum payment equal to a specified or computed multiple times the sum of (a) the executive's base salary and (b) the highest amount of the annual incentive compensation, including annual bonus, received or deferred, by the executive for the most recent three (3) full fiscal years immediately prior to the fiscal year in which the termination of employment occurs. In the case of termination as a result of death, the multiple is generally the number of years plus portions thereof remaining in the employment period at the time of death. In the case of termination by the Company without cause or by the executive either for good reason or after the one year anniversary of the change of control, the multiple for Mr. Perkins is three times, for Mr. Moore is two times and for each of the other executive officers is generally the number of years plus portions thereof remaining in the employment period at the time of termination, with certain reductions if at least 12 months have passed since the change of control. In addition, such executive officers would be entitled to certain continued health coverage and certain expanded COBRA benefits.

     In addition to the above benefits that may accrue upon termination of the executive officer following a Change of Control, the Change of Control Employment Agreements provide for certain benefits during the executive officer's continued employment following a Change of Control. These benefits include salary protections and provisions that entitle the executive officer to receive similar benefits as those offered to other executive officers, including with respect to: participation in bonus and incentive compensation plans and programs; medical, life, and other insurance benefits; vacation; reimbursement of expenses; and indemnification and director and officer liability insurance.

     The Change of Control Employment Agreements also provide that for a period of time during the continued employment of the executive officer following the Change of Control or following termination of employment of the executive officer, the executive officer (x) will not act in any manner or capacity in or for any business entity that competes with the Company, (y) will not divulge any confidential information of the Company to a third party, except for the benefit of the Company or when required by law, and (z) will not solicit or hire away any person who was an employee of the Company on the Effective Date of the Change of Control.

     For purposes of the Change of Control Employment Agreements, in general, a Change of Control occurs if (i) the Company shall not be the surviving entity in any merger or consolidation, (ii) the Company disposes of or agrees to dispose of all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person, entity or group (other than Peter Fontaine, Fontaine Industries Limited Partnership, Glenden Enterprises Limited Partnership or other limited excluded persons) acquires or gains beneficial ownership or control of more than 25% of the combined voting power of the Company's then outstanding voting securities, or (v) as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or a contested election for the board of directors, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board.

OPTION/SAR GRANTS TABLE

     The following table shows information concerning stock options granted during fiscal 2000 for the individuals shown in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL
                                                                                           REALIZABLE VALUE
                                     INDIVIDUAL GRANTS                                        AT ASSUMED
                                ----------------------------                                ANNUAL RATES OF
                                NUMBER OF                                                     STOCK PRICE
                                SECURITIES     % OF TOTAL                                  APPRECIATION FOR
                                UNDERLYING   OPTIONS GRANTED   EXERCISE OR                    OPTION TERM
                                 OPTIONS     TO EMPLOYEES IN   BASE PRICE    EXPIRATION   -------------------
NAME                            GRANTED(#)     FISCAL YEAR       ($/SH)         DATE       5%($)     10%($)
----                            ----------   ---------------   -----------   ----------   -------   ---------
Peter J. Fontaine.............       -0-             --              --             --         --          --
William C. Perkins............    50,000         13.28%           19.00        8/31/09    597,449   1,514,055
C. Michael Moore..............    30,000          7.97%           19.00        8/31/09    358,470     908,433
Don L. Casey..................    25,000          6.64%           19.00        8/31/09    298,725     757,028
Steven C. Bair................    10,000          2.66%           19.00        8/31/09    119,489     302,811
Clement A. Bottino............    20,000          5.31%           19.00        8/31/09    238,980     605,622

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

     The following table shows information concerning stock option values as of the end of fiscal 2000.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                                  VALUE OF UNEXERCISED
                                                   NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                               OPTIONS AT FISCAL YEAR-END(#)     AT FISCAL YEAR-END($)
NAME                                             EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
----                                           -----------------------------  ----------------------------
Peter J. Fontaine............................             -0-/-0-                          --
William C. Perkins...........................         76,561/115,000                       --
C. Michael Moore.............................          1,375/45,125                        --
Don L. Casey(2)..............................           -0-/25,000                         --
Steven C. Bair(3)............................             -0-/-0-                          --
Clement A. Bottino...........................          41,431/31,875                       --

(1) Based upon the fair market value of the Company's Common Stock of $9.6875 per share as of May 30, 2000.
(2) Effective July 14, 2000, Mr. Casey ceased to be employed by the Company. The options shown have expired according to their terms.
(3) Effective March 1, 2000, Mr. Bair ceased to be employed by the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation and Benefits Committee (the "Committee"), are E. E. Wardlow, Charles W. Webster, Jr. and David P. Walling. Neither Mr. Wardlow, Mr. Webster nor Mr. Walling has at any time been an officer of the Company. Neither Mr. Wardlow, Mr. Webster nor Mr. Walling were employees of the Company during fiscal 2000.

     No director, executive officer or member of the Committee had any interlocking relationship with any other company which would require disclosure in this proxy statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of October 10, 1992, the Company and Herman and Marie Fontaine ("Mr. and Mrs. Fontaine"), entered into a Wage Agreement (the "Agreement") that provides that from October 10, 1992 and continuing as long as Mr. and Mrs. Fontaine are both living and are continuing to provide the services required under the Agreement, the Company will pay to Mr. and Mrs. Fontaine, collectively, $140,000.00 per year. Upon the death of either Herman or Marie Fontaine, the Company was required to continue to pay the survivor $140,000.00 per year provided the survivor continues to provide the services required under the Agreement. Herman Fontaine is one of the founders of the Company and is currently Chairman Emeritus of the Company. Mr. and Mrs. Fontaine are the parents of Denis L. Fontaine and Peter J. Fontaine. In fiscal 2000, the Company paid Mr. and Mrs. Fontaine a total of $147,280, of which $140,000 was paid in accordance with the Agreement and $7,280 was paid as additional compensation to Mrs. Fontaine. Mrs. Fontaine died in January 2000, but Mr. Fontaine has continued to receive payments under the Agreement.

     The Company leases two of its store locations under separate one year leases from a Florida partnership which was established by Denis L. Fontaine and Peter J. Fontaine and the current partners of which are Peter J. Fontaine and the Glenda A. Fontaine Marital Trust, which was formed after Denis L. Fontaine's death in June 1994 (the "Marital Trust"). The leases provide for fixed monthly rental, pass through of all expenses to the Company, including taxes, repairs and insurance and one year renewal terms. In the past, the leases have been renewed from year to year and it is anticipated that such renewals will continue. Lease payments under the two leases aggregated $127,200 in fiscal 2000. The leases are believed to be at or below fair market value.

     During fiscal 2000, the Company chartered on a regular basis an airplane from PF Flyers, Inc., a Florida corporation that owns and operates an airplane charter service and all of the common stock of which is beneficially owned by Peter J. Fontaine. The payments made during fiscal 2000 by the Company to PF Flyers, Inc., aggregated approximately $105,897. The rates charged to the Company by PF Flyers, Inc., for the chartering services are believed to be at or below fair market value.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     To the Company's knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company's directors and officers and the holders of more than 10% of the Company's Common Stock, all Section 16(a) filing requirements were complied with by such persons in fiscal 2000.

                               SECURITY OWNERSHIP

     The following table sets forth, as of August 14, 2000, the number of shares of the Company's Common Stock beneficially owned by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock together with such person's address, (ii) each of the Company's directors and nominees to become a director, (iii) each named executive officer as defined under applicable Securities and Exchange Commission rules and (iv) all directors and executive officers as a group.

                                                               AMOUNT AND
                                                                 NATURE
                                                              OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER OR NUMBER IN GROUP                   OWNERSHIP(1)      OF CLASS
-------------------------------------------                   -------------     --------
Fontaine Industries Limited Partnership.....................    4,140,394(2)     24.79%
  3305 W. Spring Mountain Road #60
  Las Vegas, Nevada 89012
Glenden Enterprises Limited Partnership.....................    3,042,864(3)     18.22%
  3305 W. Spring Mountain Road #60
  Las Vegas, Nevada 89012
Peter J. Fontaine...........................................    7,185,258(4)     43.02%
  c/o Discount Auto Parts, Inc.
  4900 Frontage Road South
  Lakeland, Florida 33815
Glenda A. Fontaine Marital Trust under......................    3,042,864(5)     18.22%
  Agreement dated July 8, 1993
  c/o Discount Auto Parts, Inc.
  4900 Frontage Road South
  Lakeland, Florida 33815
William C. Perkins..........................................       89,061(6)         *
C. Michael Moore............................................        4,600(7)         *
Don L. Casey................................................           --            *
Steven C. Bair..............................................          700            *
Clement A. Bottino..........................................       42,788(8)         *
E. E. Wardlow...............................................       10,500(9)         *
David P. Walling............................................        7,790(10)        *
Charles W. Webster, Jr......................................        1,067(11)        *
NewSouth Capital Management, Inc............................    2,229,034(12)    13.35%
  1000 Ridgeway Loop Rd.
  Suite 233
  Memphis, TN 38120
Dimensional Fund Advisors, Inc..............................    1,035,500(13)     6.20%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Mellon Financial Corporation................................    1,026,492(14)     6.15%
  One Mellon Center
  Pittsburgh, Pennsylvania 15258
All Directors and...........................................    7,413,906        43.95%
  Executive Officers as a Group (11 persons)

   * Less than one percent
 (1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power.

 (2) Fontaine Industries Limited Partnership ("Industries L.P.") is a Nevada Limited Partnership. A revocable trust established by Peter J. Fontaine and under which Mr. Fontaine is the trustee, is the sole general partner and is one of two limited partners of Industries L.P., owning an aggregate of 99% of the partnership interests. Peter J. Fontaine is a limited partner and owns the remaining 1% of the partnership interests. Although not reflected in the table, Industries L.P. may be considered, for beneficial ownership purposes, part of a group which also includes Glenden Enterprises Limited Partnership, Peter J. Fontaine Revocable Trust, Glenda A. Fontaine Marital Trust, certain trusts established for the benefit of the children of Denis
     L. Fontaine, Peter J. Fontaine and Merritt A. Gardner as Trustee; therefore, Industries L.P. may be considered as beneficially owning the same aggregate number of shares shown in the table as being beneficially owned by Peter J. Fontaine.
 (3) Glenden Enterprises Limited Partnership ("Enterprises L.P.") is a Nevada Limited Partnership. The Glenda A. Fontaine Marital Trust (the "Glenda Fontaine Trust"), of which Peter J. Fontaine and Merritt A. Gardner are the trustees, is the sole general partner and a limited partner of Enterprises L.P., owning an aggregate of 81.5% of the partnership interests. Certain trusts established for the benefit of the children of Denis L. Fontaine (the "Children's Trusts"), of which Peter J. Fontaine and Merritt A. Gardner are also the trustees, are limited partners of Enterprises L.P. and in such capacity own the remaining 18.5% of the partnership interests. Although not reflected in the table, Enterprises L.P. may be considered, for beneficial ownership purposes, part of a group which also includes Fontaine Industries Limited Partnership, Peter J. Fontaine Revocable Trust, Glenda A. Fontaine Marital Trust, certain trusts established for the benefit of the children of Denis L. Fontaine, Peter J. Fontaine and Merritt
     A. Gardner as Trustee; therefore, Enterprises L.P. may be considered as beneficially owning the same aggregate number of shares shown in the table as being beneficially owned by Peter J. Fontaine.
 (4) Peter J. Fontaine does not directly own any shares. Beneficial ownership by Mr. Fontaine reflects (i) 4,140,394 shares owned by Industries L.P., (ii) 3,142,864 shares owned by Enterprises L.P., (iii) 1,000 shares owned by Mr. Fontaine's wife and (iv) 1,000 shares owned by Mr. Fontaine's daughter. See Notes (2) and (3) above.
 (5) The Glenda Fontaine Trust does not directly own any shares. Beneficial ownership by the Glenda Fontaine Trust reflects shares owned by Enterprises L.P. See Note (3) above.
 (6) The number of shares shown includes 89,061 shares deemed to be beneficially owned by Mr. Perkins by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 272 shares owned by Mr. Perkins' wife, and 200 additional shares (100 owned by each of his two sons).
 (7) The number of shares shown includes 3,000 shares deemed to be beneficially owned by Mr. Moore by virtue of certain stock options that are currently exercisable or become exercisable within 60 days.
 (8) The number of shares shown includes 41,806 shares deemed to be beneficially owned by Mr. Bottino by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 91 shares held by Mr. Bottino's wife.
 (9) The number of shares shown includes 5,500 shares deemed to be beneficially owned by Mr. Wardlow by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 5,000 shares that are held in a revocable trust established by Mr. Wardlow and under which Mr. Wardlow is the Trustee.
(10) The number of shares shown includes 2,500 shares deemed to be beneficially owned by Mr. Walling by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 245 shares owned by Mr. Walling's wife.
(11) The number of shares shown includes 250 shares deemed to be beneficially owned by Mr. Webster by virtue of certain stock options that are currently exercisable or become exercisable within 60 days. Also includes 5 shares held by Mr. Webster as custodian for one of his two sons, and 12 shares held by Mr. Webster as custodian for his other son.
(12) This information is derived from a Schedule 13G dated June 30, 2000, filed by NewSouth Capital Management, Inc. ("NewSouth"). NewSouth is shown to have sole voting and dispositive power with respect to all 2,229,034 shares.
(13) This information is derived from a Schedule 13G dated February 4, 2000, filed by Dimensional Fund Advisors, Inc. ("Dimensional"). All 1,035,500 shares are shown to be owned by certain entities for which Dimensional serves as investment adviser with sole power to direct investments and/or sole power to vote the securities. None of the entities alone holds shares representing more than 5% of the outstanding common stock of the Company. For purposes of the reporting requirements of the

     Securities Exchange Act of 1934, Dimensional is deemed to be a beneficial owner of such securities; however, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.
(14) This information is derived from a Schedule 13G dated January 21, 2000, filed by Mellon Financial Corporation ("Mellon"). Of the 1,026,492 shares shown, Mellon Financial Corporation is shown to have sole voting power with respect to 849,392 shares, shared voting power with respect to 57,200 shares, sole dispositive power with respect to 823,692 shares, and shared dispositive power with respect to 107,800 shares.

      STOCKHOLDERS PROPOSALS FOR PRESENTATIONS AT THE 2001 ANNUAL MEETING

     Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be included in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders must be received by management of the Company at its principal executive offices by April 24, 2001.

     The Company's Amended and Restated Articles of Incorporation also contain requirements concerning advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders' meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice prior to public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice with respect to a proposal to be brought before the annual meeting must set forth (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

     A stockholder's notice with respect to a director nomination must set forth
(a) as to each nominee 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of the Company which are beneficially owned by such person, 4) all information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee director (including such person's written consent to serve as a director if so elected) and (b) as to the stockholder providing such notice (i) the name and address, as they appear on the Company's books, of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice.

     The complete Amended and Restated Articles of Incorporation provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                                          By Order of the Board of Directors,

                                          /s/ C. Michael Moore
                                          -----------------------------------
                                          C. MICHAEL MOORE,
                                          Secretary

Dated: August 22, 2000

                            DISCOUNT AUTO PARTS, INC.
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 11, 2000

The undersigned, a stockholder of DISCOUNT AUTO PARTS, INC. (the "Company"), hereby appoints Peter J. Fontaine and William C. Perkins, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Orange County Convention Center, 9800 International Drive, Orlando, Florida at 10:30 a.m., local time, on Wednesday, October 11, 2000 and any adjournments or postponements thereof (the "Annual Meeting"), and to vote at the Annual Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company's Proxy Statement dated August 22, 2000 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. IF THE UNDERSIGNED DOES NOT SPECIFY A CHOICE, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO DECREASE THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY, FOR THE NOMINEE FOR DIRECTOR LISTED HEREON, AND IN THE DISCRETION OF THE PROXIES FOR OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                  (Continued and to be signed on reverse side)




                              FOLD AND DETACH HERE

                                                                 Please mark
                                                                your votes as
                                                                indicated in
                                                                this example [X]

The Board of Directors recommends voting FOR the following proposals:


PROPOSAL 1. To decrease the number of members of the Board of        PROPOSAL 3. Other Matters. Unless a line is stricken through
            Directors of the Company from 6 members to 5 Members                 this sentence, the proxies herein named may in
                                                                                 their discretion vote the shares represented by
                 FOR      AGAINST     ABSTAIN                                    this Proxy upon such other matters as may properly
                 [ ]        [ ]          [ ]                                     come before the Annual Meeting.

PROPOSAL 2. Election of Directors. Nominee for Class II Director:                   The undersigned acknowledges receipt of (1) the
            E.E. Wardlow                                                            Company's 2000 Annual Report to Stockholders
                                                                                    and (2) the Company's Notice of Annual Meeting
                                  AUTHORITY WITHHELD                                and Proxy Statement dated August 22, 2000
           FOR the nominee     to vote for the nominee                              relating to the Annual Meeting. The
            listed above            listed above                                    undersigned does hereby revoke any proxy
                 [ ]                     [ ]                                        previously given with respect to the shares
                                                                                    represented by this Proxy.


                                                                                    Dated:___________________________________, 2000


                                                                                    _______________________________________________
                                                                                    Signature


                                                                                    _______________________________________________
                                                                                    Signature if held jointly


                                                                                    NOTE: Your signature should appear as your name
                                                                                    appears hereon. As to shares held in joint
                                                                                    names, each joint owner should sign. If the
                                                                                    signer is a corporation, please sign full
                                                                                    corporate name by a duly authorized officer. If
                                                                                    a partnership, please sign in partnership name
                                                                                    by an authorized person. If signing as
                                                                                    attorney, executor, administrator, trustee,
                                                                                    guardian, or in other representative capacity,
                                                                                    please give full title as such.
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 PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT
                   USING THE ENCLOSED ENVELOPE.

                       FOLD AND DETACH HERE